Exhibit 10.13

SOUTHWESTERN ENERGY COMPANY

2002 PERFORMANCE UNIT PLAN

(As Amended December 7, 2005, December 11, 2008 and December 8, 2011)

1.  Purpose of the Plan

This Southwestern Energy Company 2002 Performance Unit Plan is intended to promote the interests of the Company and its shareholders by providing the employees of the Company who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards for their contribution to the increase in the value of the Company and to encourage them to continue in the service of the Company.

2.  Definitions

Whenever used herein, the masculine pronoun shall be deemed to include the feminine, the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)

“Account” shall mean a bookkeeping account on the Company’s books established pursuant to Section 5(b) of this Plan.  The Account shall initially reflect the number of Performance Units granted to a Participant pursuant to Section 5(a) of this Plan.

(b)

“Board of Directors” shall mean the Board of Directors of Southwestern.

(c)

"Cause", when used in connection with the termination of a Participant's employment with the Company, shall mean the termination of the Participant's employment by the Company on account of:

(i)

the willful and continued failure by the Participant to substantially perform his duties and obligations (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance has been delivered to the Participant by the Company or by the Participant's supervisor, which demand identifies in reasonable detail the manner in which the Participant is believed to have not substantially performed his or her duties;

(ii)

the Participant's willful and serious misconduct which has resulted in or could reasonably be expected to result in material injury to the business, financial condition or reputation of the Company;

(iii)

the Participant's conviction of, or entering of a plea of nolo contendere to, a crime that constitutes a felony or serious misdemeanor; or

(iv)

the breach by the Participant of any written covenant or agreement with the Company not to disclose any information pertaining to the Company or not to compete or interfere with the Company.

(d)

"Change in Control" shall mean the occurrence of any of the following:

(i)

any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange  Act of 1934 (the "Exchange Act"), an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Southwestern representing 20% or more of the combined voting power of Southwestern's then outstanding securities, provided, however, that any acquisition by:

(A)

Southwestern or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by Southwestern or any of its subsidiaries; or

(B)

any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of Common Stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, shall not constitute a Change in Control;

(ii)

consummation by Southwestern of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were their respective beneficial owners of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be;

(iii)

any individual who is nominated by the Board of Directors for election to the Board of Directors on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors;

(iv)

a "change in control" of Southwestern of a nature that would be required  to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs;

(v)

(A)

a complete liquidation or dissolution of Southwestern, or

(B)

a sale or other disposition  of all or substantially all of the assets of both the Exploration and Production and the Utility  business segments of Southwestern other than to a corporation with respect to which,  immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding  voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, immediately prior to such sale or disposition;

(vi)

other than with respect to a person who is employed in the Utility business segment of Southwestern, the sale or other disposition of all or substantially all the assets of  the  Exploration and Production business segment other than to a corporation with respect to which, immediately following such sale or disposition, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Southwestern Common Stock and Southwestern voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Southwestern Common Stock and Southwestern voting securities, as the case may be, immediately prior to such sale or disposition; or

(vii)

a majority of the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of Southwestern or that there will be a Change in Control of Southwestern upon the occurrence of certain specified events and such events occur.

(e)

“Commencement Date” shall mean, with respect to a particular grant of Performance Units hereunder, the first day of the Plan Year immediately following the date of grant of such Performance Units.

(f)

“Company” shall mean Southwestern and each of its Subsidiaries.

(g)

“Disability” shall mean a condition entitling a Participant to benefits under the long-term disability policy maintained by the Company and applicable to him.

(h)

“Grant Agreement” shall mean a written document issued to a Participant that shall specify the grant of Performance Units to the Participant, the applicable Performance Measures set by the Plan Administrator and conditions to which the grant is subject.

(i)

“Participant” shall mean an employee of the Company who is eligible to participate in the Plan and to whom one or more Performance Units have been granted pursuant to the Plan and, following the death of any such employee, his or her successors, heirs, executors and administrators, as the case may be.

(j)

“Payment Value” shall mean, as of the end of each Performance Period, the value, expressed in dollars, of each Performance Unit issued under the Plan.  The Payment Value will be determined by multiplying the target value by the percentage or percentages assigned to the level of the Company’s actual financial performance, based on the Performance Measures and based on associated percentages assigned to the various levels of performance of the Performance Measures at the beginning of the Performance Period.  If the attainment of a Performance Measure occurs between the stated levels, the Payment Value will be determined by linear extrapolation.

(k)

“Performance Measures” shall mean the possible standards for measuring the Payment Value of the Performance Units, as determined by the Plan Administrator on the date of grant and as more particularly set forth in the Grant Agreement.

Relative performance will be measured against goals or against peers, as determined by the Plan Administrator on the date of grant.

(l)

“Performance Period” shall mean the time period over which the Performance Measures will be analyzed for purposes of determining the Payment Value of the Performance Units granted to a Participant.  Unless otherwise specified by the Plan Administrator, the Performance Period shall be thirty-six months from the Commencement Date.

(m)

“Performance Unit” shall mean a unit of interest under the Plan the value of which depends upon the financial performance of the Company in comparison to the Performance Measures specified for the applicable Performance Period.

(n)

“Plan” shall mean this Southwestern Energy Company 2002 Performance Unit Plan, as it may be amended from time to time.

(o)

“Plan Administrator” shall mean the individual or individuals as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Plan Administrator under the terms of the Plan, as set forth in Section 3 of this Plan.

(p)

“Plan Year” shall mean Southwestern’s fiscal year.

(q)

“Retirement” shall mean the termination of employment of a Participant with the Company for reasons other than Cause on or after the first date on which the Participant has both attained age 65 and completed five (5) years of service with the Company.

(r)

“Southwestern” shall mean Southwestern Energy Company, an Arkansas corporation, and any successor thereto.

(s)

“Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended from time to time.

(t)

“Vesting Date” shall mean the date established by the Plan Administrator on which a Performance Unit may vest and becomes non-forfeitable except as set forth in Section 5 of this Plan.

3.  Administration of the Plan

The Plan shall be administered by a committee of the Board of Directors consisting of two or more persons, at least two of whom qualify as a "non-employee director," within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(2).  The Plan Administrator shall, consistent with the terms of the Plan, from time to time designate the employees of the Company who shall be granted Performance Units under the Plan.  All of the powers and responsibilities of the Plan Administrator under the Plan may be delegated by the Plan Administrator, in writing, to any subplan administrator thereof. In addition, the Plan Administrator may authorize an executive officer of Southwestern to grant Performance Units to a specified group of employees and within a specified period of time.

The Plan Administrator shall have full, discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Performance Unit (and any agreement evidencing any Performance Unit) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Plan Administrator may deem necessary or appropriate.  Decisions of the Plan Administrator shall be final, binding and conclusive on all parties.

At or after the date of grant of a Performance Unit under the Plan, the Plan Administrator may

(a)

accelerate the date on which any such Performance Unit becomes vested or paid,

(b)

extend the term of any such Performance Unit, including, without limitation, extending the period following a termination of a Participant’s employment during which  any Performance Unit may remain outstanding, or

(c)

waive any conditions to vesting of any such Performance Unit.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Plan Administrator.

No member of the Plan Administrator shall be liable for any action, omission or determination relating to the Plan, and Southwestern shall indemnify and hold harmless each member of the Plan Administrator and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Plan Administrator) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

4.  Eligibility

The employees who shall be eligible to receive Performance Units pursuant to the Plan shall be those employees of the Company that the Plan Administrator shall select from time to time, including those key employees (including officers of Southwestern, whether or not they are directors of Southwestern) who are largely responsible for the management, growth and protection of the business of the Company.  All Performance Units granted under the Plan shall be evidenced by a separate Grant Agreement entered into by the Company and the recipient of such award.

5.  Performance Units

The Plan Administrator may grant Performance Units pursuant to the Plan.  Each grant of a Performance Unit shall be evidenced by a Grant Agreement in such form as the Plan Administrator shall from time to time approve.  Each grant of a Performance Unit shall comply with and be subject to the following terms and conditions:

(a)

Grants

For each Performance Period, the Plan Administrator shall determine whether to grant any Performance Units and, if Performance Units are granted, the Plan Administrator shall notify those Participants who are to receive grants, which shall be evidenced by a Grant Agreement between Southwestern and the Participant.  The number of Performance Units to be granted to a Participant shall be determined by the Plan Administrator based on the Participant's role and responsibilities and competitive levels of long-term compensation.   No fractional Performance Units shall be granted.

For each Performance Period, the Plan Administrator shall determine the Performance Measures for the Performance Period, determine the weighting of the Performance Measures for the Performance Period and specify such approvals in the Grant Agreement.

(b)

Interests of a Participant

The Company shall create individual Accounts on its books to reflect the number of Performance Units credited to each Participant for a Performance Period.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company, and the Plan shall be unfunded.  Nothing contained in this Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company, the Plan Administrator or the Board of Directors and any Participant or any other person. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(c)

Vesting

Except as provided in Section 5(f) or as specified in the Grant Agreement, each Participant's right to the Performance Units awarded for any Performance Period shall vest one-third per year starting on the day of the first anniversary of the date of grant, provided that the Participant has not terminated employment.

(d)

Effect of Termination of Employment

(i)

Unless the Plan Administrator provides otherwise on or after the date of grant, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability, Retirement or death, all unvested Performance Units granted to such Participant shall expire at the commencement of business on the date of such termination, and no payment shall be made to the Participant with respect thereto.  Except as otherwise provided herein or in the Grant Agreement, Southwestern shall make payment respecting vested Performance Units upon expiration of the original Performance Period under the original terms for such vested Performance Units.

(ii)

In the event of the termination of a Participant’s employment for Cause, all outstanding Performance Units granted to such Participant shall expire at the commencement of business on the date of such termination, and no payment shall be made to the Participant with respect thereto.

(iii)

In the event that the employment of a Participant with the Company shall terminate on account of the death, Disability or Retirement of the Participant, a portion of the unvested Performance Units granted to such Participant, to the extent not forfeited or cancelled on or prior to such termination pursuant to any provision hereof or the applicable Grant Agreement, shall vest on the date of such termination.  The portion referred to in the preceding sentence shall be determined separately under each Grant Agreement and shall be equal to the product of (a) the total number of Performance Units granted to such Participant under the applicable Grant Agreement and (b) a fraction, the numerator of which is the total number of days that have elapsed between the Grant Date of such Grant Agreement and the date such Participant’s employment terminated and the denominator of which is the total number of days between the Grant Date of such Grant Agreement and the final Vesting Date under such Grant Agreement.

(e)

Performance Unit Benefit

The Performance Units will have a Payment Value at the end of the applicable Performance Period contingent upon the attainment of the Performance Measures, as specified in the Participant’s Grant Agreement, as determined by the Plan Administrator.

The Plan Administrator shall use Southwestern’s year end audited financial statements in determining the extent to which the Performance Measures were achieved during the relevant Performance Period.  The Plan Administrator shall certify in writing whether and the extent to which the Performance Measure for each Performance Period has been met within 120 days following the issuance of such financial statements (the “Certification Period”).

The amount of the Payment Value due a Participant shall be made in cash.

Except as otherwise provided herein or in the Grant Agreement, Southwestern shall pay the Participant the total amount of Payment Value due the Participant at the conclusion of a Performance Period on such date following the conclusion of such Performance Period as the Plan Administrator shall designate, but in no event later than the earlier to occur of (i) the end of the Certification Period or (ii)

December 31 of the Plan Year immediately following the conclusion of such Performance Period.

The Plan Administrator may permit a Participant to defer the receipt of some or all of the payment due under this Section and have any such sum credited to a deferred compensation plan maintained by the Company, provided that such election is made before Payment Value is calculated and due, as specified by the applicable deferred compensation plan.

(f)

Effect of Change in Control

Upon the occurrence of a Change in Control, each Performance Unit granted under the Plan and outstanding at such time shall become fully and immediately vested.  In full satisfaction of amounts due under the Performance Units, Southwestern shall pay the Participant the target value (as specified in the Grant Agreement) or, if greater and the Plan Administrator, in its sole discretion, elects, an amount that the Plan Administrator determined to be the projected amount that would have been payable had the Performance Period run its cycle.  Such amounts shall be paid within five (5) business days after the Change in Control.

6.  No Special Employment Rights; No Right to Performance Unit

Nothing contained in the Plan or any Performance Unit shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of a Performance Unit.

No person shall have any claim or right to receive a Performance Unit hereunder.  The Plan Administrator's granting of a Performance Unit to a Participant at any time shall neither require the Plan Administrator to grant a Performance Unit to such Participant or any other Participant or other person at any time nor preclude the Plan Administrator from making subsequent grants to such  Participant or any other Participant or other person.

7.  Withholding Taxes

Upon the payment to the Participant of the Payment Value of the Performance Unit or any deferral of such payment, Southwestern shall have the right to withhold from any such payment required to be made pursuant thereto or such deferral an amount sufficient to satisfy the Federal, state and/or local withholding tax requirements, if any, attributable to such payment.

8.  Amendment or Termination of the Plan

The Board of Directors or Plan Administrator may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever.

Nothing herein shall restrict the Plan Administrator's ability to exercise its discretionary authority hereunder pursuant to Section 3 hereof, which discretion may be exercised without amendment to the Plan. However, no action hereunder may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Performance Units.  Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

9.  Transferability of Performance Unit

During the lifetime of a Participant, each Performance Unit to the Participant shall be exercisable by such Participant.  No Performance Unit shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

10.  Failure to Comply

In addition to the remedies of Southwestern elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing a Performance Unit, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Plan Administrator, shall be grounds for the cancellation and forfeiture of such Performance Unit, in whole or in part, as the Plan Administrator may determine.

11.  Adjustment

Upon the occurrence of any event which could reasonably be expected to have an impact on the stock or Performance Measures of the Company or its peer companies, the Plan Administrator shall have the right, but not the obligation, in its sole discretion, to make such adjustments to the calculations of the payments to be made hereunder as it deems appropriate to reflect such events, provided that no such adjustments shall reduce the Participant’s rights under any previously granted and outstanding Performance Units.

12.  No Effect on Benefit Plans

No amounts payable hereunder shall count in computing any benefits payable under any other benefit plans maintained by the Company except to extent such plans otherwise incorporate such payments by express reference to the Plan.

13.  Governing Law

The interpretation, performance and enforcement of this Plan shall be governed by the laws of the State of Delaware, to the extent not preempted by Federal law.

14.   Effective Date and Term of Plan

The Plan was adopted by the Board of Directors on December 11, 2002 and effective as of December 11, 2002.  No grants may be made under the Plan after December 31, 2014.